National General Holdings Corp. Reports Fourth Quarter 2015 Results

NEW YORK, February 9, 2016 (GLOBE NEWSWIRE) - National General Holdings Corp. (NASDAQ:NGHC) today reported fourth quarter 2015 operating earnings(1) of $42.3 million or $0.39 per diluted share, compared to $31.2 million or $0.33 per diluted share in the fourth quarter of 2014. Net income was $13.7 million or $0.13 per diluted share, compared to $11.2 million or $0.12 per diluted share in the fourth quarter of 2014.
Full year 2015 operating earnings(1) were $165.5 million or $1.64 per diluted share, compared to $126.5 million or $1.35 per diluted share in 2014. Full year 2015 net income was $128.2 million or $1.27 per diluted share, compared to $100.0 million or $1.07 per diluted share in 2014.

Fourth Quarter 2015 Highlights Versus Fourth Quarter 2014*

•
Net written premium grew $211.6 million or 52.0% to $618.1 million, driven by added premiums from the National General Lender Services (formerly QBE Lender-Placed Insurance) and Assurant Health transactions which closed on October 1, 2015, underlying organic growth within our P&C business, and continued expansion of our A&H segment.

•
The combined ratio was 94.2%, in-line with 94.2% in the prior year's quarter, excluding non-cash amortization of intangible assets and impairment of goodwill, with both the P&C and A&H segments reporting an improvement in their respective combined ratios.

•
Total revenues grew by $278.1 million or 58.6% to $752.5 million, driven by the aforementioned premium growth, service and fee income growth of $42.0 million or 73.3% (including Attorney-in-Fact management fees of $9.3 million), and net investment income growth of $4.1 million or 25.4%, partially offset by a $1.3 million decline in ceding commission income.

•
Shareholders' equity was $1.51 billion and fully diluted book value per share was $11.96 at December 31, 2015, growth of 42.9% and 14.2%, respectively, from December 31, 2014. Annualized operating return on average equity (ROE) was 13.0% for the fourth quarter and 14.6% for the full year ended December 31, 2015.

•
Fourth quarter 2015 operating earnings exclude the following items, net of tax: $17.5 million or $0.16 per share of non-cash impairment of goodwill, $5.3 million or $0.05 per share of non-cash amortization of intangible assets, $4.4 million or $0.04 per share of other than temporary impairment losses, $0.9 million or $0.01 per share of foreign exchange losses, and $0.4 million or less than $0.01 per share of realized investment losses, and $0.1 million or less than $0.01 per share of equity in losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investments).

•
Fourth quarter 2015 operating earnings include approximately $4.0 million or approximately $0.02 per share of losses related to the string of tornadoes that hit the Dallas, Texas area in late December 2015, and a net negative impact of $7.5 million or approximately $0.05 per share within our EuroAccident subsidiary as reserve strengthening was partially offset by a deferred purchase price adjustment.

Michael Karfunkel, National General's Chairman and CEO, stated: "Our fourth quarter results were a solid finish to an excellent year at National General. We continue to produce significant top line growth and strong underwriting profitability, and we enjoyed another busy year on the M&A front, completing two significant deals during the fourth quarter when we closed the National General Lender Services and Assurant Health transactions. We expect that both of these transactions will be accretive to our personal lines franchise and our earnings power going forward. We continue to focus on profitably growing our business both organically and through additional accretive M&A opportunities, maintaining an intense emphasis on disciplined expense management, integrating acquisitions, and delivering strong returns to our shareholders.”

*NOTE: Unless specified otherwise, discussion of our fourth quarter 2015 and 2014 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders. Attorney-in-Fact management fees referenced within this release are eliminated in consolidated financial results.

Overview of Fourth Quarter 2015 as Compared to Fourth Quarter 2014
Gross written premium grew 46.5% to $678.2 million, net written premium grew 52.0% to $618.1 million, and net earned premium grew 58.8% to $642.3 million. Premium growth was driven by several key factors: underlying organic growth within our P&C business, continued expansion of our A&H segment, and additional premiums from the National General Lender Services (formerly QBE Lender-Placed Insurance) and Assurant Health acquisitions which closed on October 1, 2015.
Ceding commission income was a loss of $1.3 million reflecting a sliding scale adjustment related to our terminated third-party quota share. Service and fee income grew 73.3% to $99.3 million, driven by added service and fee income from recently completed acquisitions and underlying growth within both our A&H and P&C operations, with the latter including management fees of $9.3 million related to the Attorneys-in-Fact that manage the Reciprocal Exchanges.
Excluding non-cash amortization of intangible assets and impairment of goodwill, the combined ratio was 94.2% with a loss ratio of 69.3% and an expense ratio of 24.9%, versus a prior year combined ratio of 94.2% with a loss ratio of 68.2% and an expense ratio of 26.1%. Both the P&C and A&H segments reported an improvement in their respective combined ratios.
Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew by 31.6% to $579.7 million, net written premium grew by 37.7% to $529.0 million, and net earned premium grew by 45.3% to $543.5 million. P&C premium growth was driven by underlying organic growth of approximately 5.0% and the addition of $125.7 million of net written premium from the National General Lender Services acquisition, which closed on October 1, 2015. Ceding commission income was a loss of $1.5 million compared to $48 thousand of income in the prior year's quarter, reflecting a sliding scale adjustment related to our terminated third-party quota share. Service and fee income grew 27.0% to $55.2 million, driven by increased premium volume in the quarter, the addition of service and fee income from acquisitions completed during the past year (including ARS and National General Lender Services), and $9.3 million of fees earned by the Attorneys-in-Fact that manage the Reciprocal Exchanges, compared to $8.4 million in the prior year’s quarter. Excluding non-cash amortization of intangible assets and impairment of goodwill, the combined ratio was 92.4% with a loss ratio of 65.0% and an expense ratio of 27.3%, versus a prior year combined ratio of 92.8% with a loss ratio of 66.5% and an expense ratio of 26.3%. The improved loss ratio was driven primarily by business mix changes, most notably the addition of National General Lender Services which typically runs at lower loss ratios than our legacy business, partially offset by losses of approximately $4.0 million related to the string of tornadoes that hit the Dallas, Texas area in late December 2015. The slight increase in the expense ratio is the result of business mix changes.

•
Accident & Health - Gross written premium grew to $98.5 million, net written premium grew to $89.2 million, and net earned premium grew to $98.8 million, from $22.5 million, $22.4 million, and $30.5 million, respectively, in the prior year's quarter. A&H premium growth was driven by the addition of $53.1 million of net written premium from the Assurant Health acquisition, which closed on October 1, 2015, as well as continued growth from both our domestic and international businesses, with $22.2 million in net written premium at our U.S. underwriting subsidiaries compared to $9.8 million in the prior year’s quarter, and $13.9 million of premium from EuroAccident (our Swedish group life and health MGA) compared to $12.6 million in the prior year’s quarter. Service and fee income grew to $44.1 million from $13.8 million in the prior year’s quarter, driven by the addition of service and fee income from acquisitions completed over the past year (including HST and Assurant Health), and strong growth at VelaPoint (our call center general agency) and TABS (our domestic stop loss business). Excluding non-cash amortization of intangible assets and impairment of goodwill, the combined ratio was 104.2% with a loss ratio of 92.7% and an expense ratio of 11.5%, versus a prior year combined ratio of 112.1% with a loss ratio of 88.8% and an expense ratio of 23.3%. Fourth quarter 2015 A&H results include the net negative impact of $7.5 million within our EuroAccident subsidiary. This included an increase to IBNR reserves to reflect a conversion to National General’s reserving philosophy from the prior carriers' reserving philosophy for business that was assumed in 2014 and is now written on National General paper, partially offset by the benefit from a corresponding adjustment made to reduce the deferred purchase price from the initial acquisition of EuroAccident.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $65.8 million, net written premium was $33.0 million, and net earned premium was $36.3 million. Excluding non-cash amortization of intangible assets, the combined ratio was 102.1% with a loss ratio of 112.3% and an expense ratio of (10.2)%.

Investment income grew 25.4% to $20.0 million, reflecting an increase in the size of our investment portfolio as compared to the prior year’s quarter. Fourth quarter 2015 results included $0.6 million of net realized investment losses compared with a loss of $0.1 million in the fourth quarter of 2014, as well as an other than temporary impairment loss of $6.8 million compared to a loss of $2.2 million in the fourth quarter of 2014. Total investments and cash equivalents were $2.7 billion as of December 31, 2015. Accumulated other comprehensive income (AOCI) declined to $(19.4) million at December 31, 2015 from $2.4 million at September 30, 2015.
Other revenue was a loss of $0.5 million in the fourth quarter of 2015 compared to a loss of $1.2 million in the prior year’s quarter, as both quarters included a foreign exchange loss from currency fluctuations within our European subsidiaries ($1.4 million in 4Q15 and $1.1 million in 4Q14), but the current year’s quarter was partially offset by a $0.8 million gain related to a grant received by Imperial.
Interest expense was $8.2 million, up from $4.5 million in the prior year’s quarter due to an increased amount of debt on our balance sheet. Debt was $446.1 million as of December 31, 2015, up from $250.7 million at December 31, 2014 as a result of August 2015 issuance of $100 million of subordinated notes and our October 2015 issuance of $100 million of senior unsecured notes.
Equity in earnings of unconsolidated subsidiaries (predominantly our investment in Life Settlement Entities and our Real Estate investments) was a $1.7 million gain in the fourth quarter of 2015 versus a $4.3 million gain in the prior year's quarter, reflecting fair value adjustments on life settlement contracts and income from real estate investments that were made during 2015.
The fourth quarter 2015 provision for income taxes was $(0.5) million and the effective tax rate for the quarter was (3.0)%. Included in the fourth quarter 2015 provision for income taxes was an $18.2 million benefit attributable to a reduction of the deferred tax liability associated with the equalization reserves of our Luxembourg Reinsurance Company (LRC) subsidiaries. Excluding this item and the non-cash impairment of goodwill, which is not tax deductible, the adjusted 2015 fourth quarter effective tax rate was 53.5%. Excluding LRC tax benefits and the non-cash impairment of goodwill, the adjusted effective tax rate was 29.6% for the twelve months ended December 31, 2015.
National General Holding Corp.'s shareholders' equity was $1,514.0 million at December 31, 2015, growth of 42.9% from $1,059.8 million at December 31, 2014. Fully diluted book value per share was $11.96 at December 31, 2015, growth of 14.2% from $10.47 at December 31, 2014. Annualized operating return on average equity (ROE) was 13.0% for the fourth quarter 2015 and 14.6% for the year ended December 31, 2015.

Luxembourg Reinsurance Companies (LRC)

•
Included in the fourth quarter 2015 provision for income taxes was an $18.2 million benefit attributable to a reduction of the deferred tax liability (DTL) associated with the equalization reserves of our LRC subsidiaries. For the full year 2015, the provision for income taxes included a benefit of $26.7 million attributable to a reduction of the DTL associated with the equalization reserves of our LRC subsidiaries. As of December 31, 2015, the DTL associated with our LRC subsidiaries was $13.8 million.

•
Fourth quarter 2015 results include a $17.5 million expense related to a non-cash impairment of goodwill ($11.2 million attributed to the P&C segment and $6.2 million attributed to the A&H segment), compared to an expense of $15.8 million in the fourth quarter of 2014 ($9.4 million attributed to the P&C segment and $6.4 million attributed to the A&H segment). Both the 2015 and 2014 non-cash impairment of goodwill expenses relate to goodwill balances associated with our LRC subsidiaries. The remaining goodwill balance associated with LRC subsidiaries stood at $8.4 million as of December 31, 2015.

•	The full year 2015 net benefit related to our LRC subsidiaries was $9.2 million, including the benefit attributable to a reduction in DTL and the expense related to non-cash impairment of goodwill.

Additional Items

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National General Lender Services Acquisition - On October 1, 2015, we closed on the acquisition of the Lender-Placed Insurance business of QBE North America, a division of QBE Insurance Group Limited (ASX:QBE.AX). The transaction included the acquisition of certain assets, including loan-tracking systems and technology, client servicing accounts, intellectual property, and vendor relationships, as well as the assumption of the related insurance liabilities in a reinsurance transaction through which National General received loss reserves, unearned premium reserves, and invested assets. The purchase price was an aggregate cash payment of $90 million (including ceding commission) subject to certain adjustments. The business has been branded National General Lender Services.

•
Assurant Health Acquisition - On October 1, 2015, we closed on the acquisition of certain business lines and assets from Assurant Health, a business segment of Assurant, Inc. (NYSE:AIZ). Included in the transaction were the small group self-funded and supplemental product lines, as well as the acquisition of North Star Marketing, a proprietary small group sales channel. The purchase price was an aggregate cash payment of $14 million.

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Senior Unsecured Debt Issuance - On October 8, 2015, we closed on a private issuance of $100.0 million aggregate principal amount of 6.75% notes due 2024. The Notes bear interest at 6.75% per year, payable semiannually in arrears on May 15th and November 15th of each year, beginning on November 15, 2015. The Notes will mature on May 15, 2024, unless earlier redeemed or purchased by National General. Net proceeds of the issuance were approximately $98.85 million.

•
Century-National Insurance Company Acquisition - On January 25, 2016 we announced an agreement to acquire Century-National Insurance Company (CNIC), a California based property and casualty underwriter. The purchase price for the transaction is currently expected to be approximately $315 million, based on September 30, 2015 results, with the actual purchase price calculated based upon financial position at closing. The estimated purchase price equates to a $50 million premium to tangible book value, and includes an upfront cash payment of approximately $140 million with the remaining balance deferred over two years. The transaction is expected to close in the second quarter of 2016, subject to customary closing conditions and regulatory approvals.

•
New Credit Agreement - On January 25, 2016, we entered into a $225 million revolving credit facility with a letter of credit sub-limit of $25 million and an expansion feature not to exceed $50 million. The New Credit Agreement has a maturity date of January 25, 2020, and replaces our previous $135 million credit agreement.

•
Standard Mutual Insurance Company Acquisition - On January 27, 2016 we announced that we had entered into a definitive agreement, pending regulatory and policyholder approval, to acquire Standard Mutual Insurance Company (SMIC), an Illinois based property and casualty underwriter, following the completion of the conversion of SMIC to a stock company from a mutual company. The transaction is expected to close in the second quarter of 2016, subject to customary closing conditions and regulatory approvals.

Conference Call
On Wednesday, February 10, 2016 at 11:00 AM ET, Chairman and Chief Executive Officer Michael Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:
Toll-Free U.S. Dial-in:         888-267-2860
International Dial-in:         973-413-6102
Conference Entry Code:     956584
Webcast Registration:         http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Wednesday, February 10, 2016 to 11:59 PM ET on Wednesday, February 24, 2016 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 956584. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events.cfm.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission.

Income Statement - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2015				2014
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$678,175	$65,752	$743,927		$462,848	$60,049	$522,897
Ceded premiums (related parties - $397, $0, and $397 in 2015 and $318, $687, and $1,005 in 2014)	(60,041)	(32,714)	(92,755)		(56,306)	(14,178)	(70,484)
Net written premium	618,134	33,038	651,172		406,542	45,871	452,413
Net earned premium	642,299	36,269	678,568		404,566	40,930	445,496

Ceding commission income/(loss)	(1,261)	17,851	16,590		48	4,750	4,798
Service and fee income	99,265	10,236	100,213	(A)	57,269	117	48,979	(F)
Net investment income	20,026	2,359	22,385		15,969	1,799	17,768
Net realized gain/(loss) on investments	(609)	75	(534)		(91)	—	(91)
Other than temporary impairment loss	(6,755)	—	(6,755)		(2,244)	—	(2,244)
Other revenue	(461)	—	(461)		(1,153)	—	(1,153)
Total revenues	$752,504	$66,790	$810,006	(B)	$474,364	$47,596	$513,553	(G)

Expenses:
Loss and loss adjustment expense	$445,130	$40,737	$485,867		$275,727	$21,368	$297,095
Acquisition costs and other underwriting expenses	103,839	7,005	110,799	(C)	76,389	5,994	82,383
General and administrative	179,636	16,528	186,921	(D)	105,122	10,156	106,871	(H)
Interest expense	8,198	(6,422)	1,776		4,463	5,452	9,915
Total expenses	$736,803	$57,848	$785,363	(E)	$461,701	$42,970	$496,264	(I)

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	$15,701	$8,942	$24,643		$12,663	$4,626	$17,289
Provision/(benefit) for income taxes	(464)	(5,472)	(5,936)		4,715	1,375	6,090
Income before equity in earnings (losses) of unconsolidated subsidiaries	16,165	14,414	30,579		7,948	3,521	11,199
Equity in earnings (losses) of unconsolidated subsidiaries	1,743	—	1,743		4,278	—	4,278
Net income before non-controlling interest and dividends on preferred shares	17,908	14,414	32,322		12,226	3,251	15,477
Less: net income attributable to non-controlling interest	64	14,414	14,478		29	3,251	3,280
Net income before dividends on preferred shares	17,844	—	17,844		12,197	—	12,197
Less: dividends on preferred shares	4,125	—	4,125		1,031	—	1,031
Net income available to common stockholders	$13,719	$—	$13,719		$11,166	$—	$11,166

NOTE: Consolidated column includes eliminations as follows: (A) $(9,288), (B) $(9,288), (C) $(45), (D) $(9,243), (E) $(9,288), (F) $(8,407) , (G) $(8,407), (H) $(8,407), and (I) $(8,407).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2015				2014
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$2,309,756	$283,582	$2,589,748	(A)	$2,065,065	$70,042	$2,135,107
Ceded premiums (related parties - $1,504, $74, and $1,578 in 2015 and $44,249, $216, and $44,465 in 2014)	(249,601)	(157,491)	(403,502)	(B)	(248,117)	(16,966)	(265,083)
Net written premium	2,060,155	126,091	2,186,246		1,816,948	53,076	1,870,024
Net earned premium	1,995,101	134,709	2,129,810		1,585,598	47,622	1,633,220

Ceding commission income/(loss)	(2,510)	46,300	43,790		7,643	4,787	12,430
Service and fee income	300,114	13,226	273,548	(C)	178,333	139	168,571	(H)
Net investment income	66,429	8,911	75,340		50,627	1,799	52,426
Net realized gain/(loss) on investments	4,594	346	4,940		(648)	—	(648)
Other than temporary impairment loss	(15,247)	—	(15,247)		(2,244)	—	(2,244)
Other revenue	(788)	—	(788)		(1,660)	—	(1,660)
Total revenues	$2,347,693	$203,492	$2,511,393	(D)	$1,817,649	$54,347	$1,862,095	(I)

Expenses:
Loss and loss adjustment expense	$1,284,080	$97,561	$1,381,641		$1,026,346	$26,719	$1,053,065
Acquisition costs and other underwriting expenses	378,066	27,972	405,930	(E)	308,822	6,267	315,089
General and administrative	504,672	65,359	530,347	(F)	346,696	11,967	348,762	(J)
Interest expense	24,229	4,656	28,885		12,012	5,724	17,736
Total expenses	$2,191,047	$195,548	$2,346,803	(G)	$1,693,876	$50,677	$1,734,652	(K)

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	$156,646	$7,944	$164,590		$123,773	$3,670	$127,443
Provision/(benefit) for income taxes	24,905	(5,949)	18,956		22,712	1,164	23,876
Income before equity in earnings (losses) of unconsolidated subsidiaries	131,741	13,893	145,634		101,061	2,506	103,567
Equity in earnings (losses) of unconsolidated subsidiaries	10,643	—	10,643		1,180	—	1,180
Net income before non-controlling interest and dividends on preferred shares	142,384	13,893	156,277		102,241	2,506	104,747
Less: net income attributable to non-controlling interest	132	13,893	14,025		(2)	2,506	2,504
Net income before dividends on preferred shares	142,252	—	142,252		102,243	—	102,243
Less: dividends on preferred shares	14,025	—	14,025		2,291	—	2,291
Net income available to common stockholders	$128,227	$—	$128,227		$99,952	$—	$99,952

NOTE: Consolidated column includes eliminations as follows: (A) $(3,590), (B) $(3,590), (C) $(39,792), (D) $(39,792), (E) $(108), (F) $(39,684), (G) $(39,792), (H) $(9,901), (I) $(9,901), (J) $(9,901), and (K) $(9,901).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income available to common stockholders	$13,719	$11,166	$128,227	$99,952
Basic net income per common share	$0.13	$0.12	$1.31	$1.09
Diluted net income per common share	$0.13	$0.12	$1.27	$1.07

Operating earnings attributable to NGHC(1)	$42,257	$31,181	$165,457	$126,507
Basic operating earnings per common share(1)	$0.40	$0.33	$1.68	$1.38
Diluted operating earnings per common share(1)	$0.39	$0.33	$1.64	$1.35

Dividends declared per common share	$0.03	$0.02	$0.09	$0.05

Weighted average number of basic shares outstanding	105,503,021	93,411,409	98,241,904	91,499,122
Weighted average number of diluted shares outstanding	108,161,786	95,916,749	100,723,936	93,515,417
Shares outstanding, end of period	105,554,331	93,427,382	105,554,331	93,427,382
Fully diluted shares outstanding, end of period	108,213,095	95,932,723	108,036,363	95,624,982

Book value per share	$12.26	$10.75	$12.26	$10.75
Fully diluted book value per share	$11.96	$10.47	$11.98	$10.51

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net income available to common stockholders	$13,719	$11,166	$128,227	$99,952
Add (subtract) net of tax:
Net realized (gain)/loss on investments	396	59	(2,986)	421
Other than temporary impairment losses	4,391	1,459	9,911	1,459
Foreign exchange (gain)/loss	902	723	1,837	1,088
Equity in (earnings)/losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investments)	67	103	216	434
Non-cash amortization of intangible assets	5,315	1,879	10,785	7,361
Non-cash impairment of goodwill	17,467	15,792	17,467	15,792
Operating earnings attributable to NGHC	$42,257	$31,181	$165,457	$126,507

Operating earnings per common share:
Basic operating earnings per common share	$0.40	$0.33	$1.68	$1.38
Diluted operating earnings per common share	$0.39	$0.33	$1.64	$1.35

Balance Sheet Highlights
$ in thousands
(Unaudited)

	December 31, 2015			December 31, 2014
	(unaudited)			(audited)
	NGHC	Reciprocal Exchanges	Consolidated	NGHC	Reciprocal Exchanges	Consolidated
ASSETS
Total Investments	$2,425,168	$242,542	$2,667,710	$1,630,059	$236,046	$1,866,105
Cash and cash equivalents	273,884	8,393	282,277	123,178	9,437	132,615
Premiums and other receivables, net (2)	702,439	56,194	758,633	589,205	58,238	647,443
Reinsurance recoverable on unpaid losses (3)	794,091	39,085	833,176	888,215	23,583	911,798
Intangible assets, net	344,073	3,040	347,113	237,404	7,420	244,824
Goodwill	112,414	—	112,414	70,764	—	70,764
Other	459,619	100,665	560,284	413,776	33,378	447,154
Total assets	$5,111,688	$449,919	$5,561,607	$3,952,601	$368,102	$4,320,703
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$1,623,232	$132,392	$1,755,624	$1,450,305	$111,848	$1,562,153
Unearned premiums	1,046,313	146,186	1,192,499	744,438	119,998	864,436
Accounts payable and accrued expenses (4)	265,057	18,060	283,117	189,430	13,678	203,108
Notes payable (5)	446,061	45,476	491,537	250,708	48,374	299,082
Other	217,004	85,186	302,190	257,940	60,534	318,474
Total liabilities	$3,597,667	$427,300	$4,024,967	$2,892,821	$354,432	$3,247,253
Stockholders’ equity:
Common stock (6)	$1,056	$—	$1,056	$934	$—	$934
Preferred stock (7)	220,000	—	220,000	55,000	—	55,000
Additional paid-in capital	900,114	—	900,114	690,736	—	690,736
Accumulated other comprehensive income/(loss)	(19,414)	—	(19,414)	20,192	—	20,192
Retained earnings	412,044	—	412,044	292,832	—	292,832
Total National General Holdings Corp. stockholders' equity	1,513,800	—	1,513,800	1,059,694	—	1,059,694
Non-controlling interest	221	22,619	22,840	86	13,670	13,756
Total stockholders’ equity	$1,514,021	$22,619	$1,536,640	$1,059,780	$13,670	$1,073,450
Total liabilities and stockholders’ equity	$5,111,688	$449,919	$5,561,607	$3,952,601	$368,102	$4,320,703

Segment Information - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2015				2014
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$579,662	$98,513	$678,175	$65,752	$440,332	$22,526	$462,858	$60,049
Net written premium	528,964	89,170	618,134	33,038	384,153	22,389	406,542	45,871
Net earned premium	543,547	98,752	642,299	36,269	374,034	30,532	404,566	40,930

Ceding commission income/(loss)	(1,532)	271	(1,261)	17,851	48	—	48	4,750
Service and fee income	55,206	44,059	99,265	10,236	43,458	13,811	57,269	117
Total underwriting revenue	597,221	143,082	740,303	64,356	417,540	44,343	461,883	45,797

Loss and loss adjustment expense	353,560	91,570	445,130	40,737	248,606	27,121	275,727	21,368
Acquisition costs and other	78,116	25,723	103,839	7,005	68,771	7,618	76,389	5,994
General and administrative	139,764	39,872	179,636	16,528	84,577	20,545	105,122	10,156
Total underwriting expenses	571,440	157,165	728,605	64,270	401,954	55,284	457,238	37,518

Underwriting income (loss)	25,781	(14,083)	11,698	86	15,586	(10,941)	4,645	8,279
Non-cash impairment of goodwill	11,222	6,245	$17,467	—	9,419	6,373	15,792	—
Non-cash amortization of intangible assets	4,516	3,661	$8,177	(841)	2,026	864	2,890	2,115
Underwriting income (loss) before amortization and impairment	$41,519	$(4,177)	$37,342	$(755)	$27,031	$(3,704)	$23,327	$10,394

Underwriting ratios
Loss and loss adjustment expense ratio (8)	65.0%	92.7%	69.3%	112.3%	66.5%	88.8%	68.2%	52.2%
Operating expense ratio (Non-GAAP) (9,10)	30.2%	21.5%	28.9%	(12.6)%	29.4%	47.0%	30.7%	27.6%
Combined ratio (Non-GAAP) (9,11)	95.3%	114.3%	98.2%	99.8%	95.8%	135.8%	98.9%	79.8%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	65.0%	92.7%	69.3%	112.3%	66.5%	88.8%	68.2%	52.2%
Operating expense ratio (Non-GAAP) (9,12)	27.3%	11.5%	24.9%	(10.2)%	26.3%	23.3%	26.1%	22.4%
Combined ratio (Non-GAAP) (9,11)	92.4%	104.2%	94.2%	102.1%	92.8%	112.1%	94.2%	74.6%

NOTE: Loss and loss adjustment expense ratio and operating expense ratio may not sum to combined ratio due to rounding.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2015				2014
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$2,057,834	$251,922	$2,309,756	$283,582	$1,924,666	$140,399	$2,065,065	$70,042
Net written premium	1,844,202	215,953	2,060,155	126,091	1,676,946	140,002	1,816,948	53,076
Net earned premium	1,783,800	211,301	1,995,101	134,709	1,465,122	120,476	1,585,598	47,622

Ceding commission income/(loss)	(3,601)	1,091	(2,510)	46,300	7,643	—	7,643	4,787
Service and fee income	201,304	98,810	300,114	13,226	119,876	58,457	178,333	139
Total underwriting revenue	1,981,503	311,202	2,292,705	194,235	1,592,641	178,933	1,771,574	52,548

Loss and loss adjustment expense	1,112,758	171,322	1,284,080	97,561	940,457	85,889	1,026,346	26,719
Acquisition costs and other	312,067	65,999	378,066	27,972	254,130	54,692	308,822	6,267
General and administrative	422,561	82,111	504,672	65,359	290,079	56,617	346,696	11,967
Total underwriting expenses	1,847,386	319,432	2,166,818	190,892	1,484,666	197,198	1,681,864	44,953

Underwriting income (loss)	134,117	(8,230)	125,887	3,343	107,975	(18,265)	89,710	7,595
Non-cash impairment of goodwill	11,222	6,245	17,467	—	9,419	6,373	15,792	—
Non-cash amortization of intangible assets	9,995	6,597	16,592	4,380	5,208	6,117	11,325	2,468
Underwriting income (loss) before amortization and impairment	$155,334	$4,612	$159,946	$7,723	$122,602	$(5,775)	$116,827	$10,063

Underwriting ratios
Loss and loss adjustment expense ratio (8)	62.4%	81.1%	64.4%	72.4%	64.2%	71.3%	64.7%	56.1%
Operating expense ratio (Non-GAAP) (9,10)	30.1%	22.8%	29.3%	25.1%	28.4%	43.9%	29.6%	27.9%
Combined ratio (Non-GAAP) (9,11)	92.5%	103.9%	93.7%	97.5%	92.6%	115.2%	94.3%	84.1%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	62.4%	81.1%	64.4%	72.4%	64.2%	71.3%	64.7%	56.1%
Operating expense ratio (Non-GAAP) (9,12)	28.9%	16.7%	27.6%	21.8%	27.4%	33.5%	27.9%	22.8%
Combined ratio (Non-GAAP) (9,11)	91.3%	97.8%	92.0%	94.3%	91.6%	104.8%	92.6%	78.9%

NOTE: Loss and loss adjustment expense ratio and operating expense ratio may not sum to combined ratio due to rounding.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2015				2014
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$571,440	$157,165	$728,605	$64,270	$401,954	$55,284	$457,238	$37,518
Less: Loss and loss adjustment expense	353,560	91,570	445,130	40,737	248,606	27,121	275,727	21,368
Less: Ceding commission income/(loss)	(1,532)	271	(1,261)	17,851	48	—	48	4,750
Less: Service and fee income	55,206	44,059	99,265	10,236	43,458	13,811	57,269	117
Operating expense	164,206	21,265	185,471	(4,554)	109,842	14,352	124,194	11,283
Net earned premium	$543,547	$98,752	$642,299	$36,269	$374,034	$30,532	$404,566	$40,930
Operating expense ratio (Non-GAAP)	30.2%	21.5%	28.9%	(12.6)%	29.4%	47.0%	30.7%	27.6%

Total underwriting expenses	$571,440	$157,165	$728,605	$64,270	$401,954	$55,284	$457,238	$37,518
Less: Loss and loss adjustment expense	353,560	91,570	445,130	40,737	248,606	27,121	275,727	21,368
Less: Ceding commission income/(loss)	(1,532)	271	(1,261)	17,851	48	—	48	4,750
Less: Service and fee income	55,206	44,059	99,265	10,236	43,458	13,811	57,269	117
Less: Non-cash impairment of goodwill	11,222	6,245	17,467	—	9,419	6,373	15,792	—
Less: Non-cash amortization of intangible assets	4,516	3,661	8,177	(841)	2,026	864	2,890	2,115
Operating expense before amortization and impairment	148,468	11,359	159,827	(3,713)	98,397	7,115	105,512	9,168
Net earned premium	$543,547	$98,752	642,299	36,269	$374,034	$30,532	$404,566	$40,930
Operating expense ratio before amortization and impairment (Non-GAAP)	27.3%	11.5%	24.9%	(10.2)%	26.3%	23.3%	26.1%	22.4%

	Twelve Months Ended December 31,
	2015				2014
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$1,847,386	$319,432	$2,166,818	$190,892	$1,484,666	$197,198	$1,681,864	$44,953
Less: Loss and loss adjustment expense	1,112,758	171,322	1,284,080	97,561	940,457	85,889	1,026,346	26,719
Less: Ceding commission income/(loss)	(3,601)	1,091	(2,510)	46,300	7,643	—	7,643	4,787
Less: Service and fee income	201,304	98,810	300,114	13,226	119,876	58,457	178,333	139
Operating expense	536,925	48,209	585,134	33,805	416,690	52,852	469,542	13,308
Net earned premium	$1,783,800	$211,301	$1,995,101	$134,709	$1,465,122	$120,476	$1,585,598	$47,622
Operating expense ratio (Non-GAAP)	30.1%	22.8%	29.3%	25.1%	28.4%	43.9%	29.6%	27.9%

Total underwriting expenses	$1,847,386	$319,432	$2,166,818	$190,892	$1,484,666	$197,198	$1,681,864	$44,953
Less: Loss and loss adjustment expense	1,112,758	171,322	1,284,080	97,561	940,457	85,889	1,026,346	26,719
Less: Ceding commission income/(loss)	(3,601)	1,091	(2,510)	46,300	7,643	—	7,643	4,787
Less: Service and fee income	201,304	98,810	300,114	13,226	119,876	58,457	178,333	139
Less: Non-cash impairment of goodwill	11,222	6,245	17,467	—	9,419	6,373	15,792	—
Less: Non-cash amortization of intangible assets	9,995	6,597	16,592	4,380	5,208	6,117	11,325	2,468
Operating expense before amortization and impairment	515,708	35,367	551,075	29,425	402,063	40,362	442,425	10,840
Net earned premium	$1,783,800	$211,301	$1,995,101	$134,709	$1,465,122	$120,476	$1,585,598	$47,622
Operating expense ratio before amortization and impairment (Non-GAAP)	28.9%	16.7%	27.6%	21.8%	27.4%	33.5%	27.9%	22.8%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2015	2014	Change	2015	2014	Change	2015	2014	Change
Property & Casualty
Personal Auto	$304,885	$288,565	5.7%	$265,771	$252,284	5.3%	$268,132	$259,599	3.3%
Homeowners	63,755	76,330	(16.5)%	58,901	60,396	(2.5)%	67,287	38,778	73.5%
RV/Packaged	33,836	33,370	1.4%	33,720	33,193	1.6%	38,249	37,841	1.1%
Commercial Auto	47,806	38,951	22.7%	42,967	35,993	19.4%	43,074	33,918	27.0%
Lender-Placed Insurance	126,570	—	NA	125,693	—	NA	123,274	—	NA
Other	2,810	3,106	(9.5)%	1,912	2,287	(16.4)%	3,531	3,898	(9.4)%
Property & Casualty Total	579,662	440,322	31.6%	528,964	384,153	37.7%	543,547	374,034	45.3%

Accident & Health	98,513	22,526	337.3%	89,170	22,389	298.3%	98,752	30,532	223.4%

Total National General	678,175	462,848	46.5%	618,134	406,542	52.0%	642,299	404,566	58.8%

Reciprocal Exchanges
Personal Auto	20,853	28,106	(25.8)%	12,067	28,012	(56.9)%	13,512	24,362	(44.5)%
Homeowners	39,064	28,015	39.4%	17,933	14,491	23.8%	18,363	13,558	35.4%
Other	5,835	3,928	48.5%	3,038	3,368	(9.8)%	4,394	3,010	46.0%
Reciprocal Exchanges Total	65,752	60,049	9.5%	33,038	45,871	(28.0)%	36,269	40,930	(11.4)%
Consolidated Total	$743,927	$522,897	42.3%	$651,172	$452,413	43.9%	$678,568	$445,496	52.3%

	Twelve Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2015	2014	Change	2015	2014	Change	2015	2014	Change
Property & Casualty
Personal Auto	$1,241,282	$1,241,575	—%	$1,070,852	$1,047,795	2.2%	$1,054,529	$979,082	7.7%
Homeowners	329,440	366,997	(10.2)%	309,775	333,586	(7.1)%	286,920	204,285	40.5%
RV/Packaged	154,929	153,553	0.9%	153,501	148,456	3.4%	150,290	147,587	1.8%
Commercial Auto	187,686	146,124	28.4%	170,720	132,002	29.3%	154,565	118,759	30.2%
Lender-Placed Insurance	126,570	—	NA	125,693	—	NA	123,274	—	NA
Other	17,927	16,417	9.2%	13,661	15,107	(9.6)%	14,222	15,409	(7.7)%
Property & Casualty Total	2,057,834	1,924,666	6.9%	1,844,202	1,676,946	10.0%	1,783,800	1,465,122	21.8%

Accident & Health	251,922	140,399	79.4%	215,953	140,002	54.2%	211,301	120,476	75.4%

Total National General	2,309,756	2,065,065	11.8%	2,060,155	1,816,948	13.4%	1,995,101	1,585,598	25.8%

Reciprocal Exchanges
Personal Auto	88,494	32,436	NA	50,686	32,075	NA	74,477	28,405	NA
Homeowners	168,015	33,028	NA	58,012	17,127	NA	45,354	15,779	NA
Other	27,073	4,578	NA	17,393	3,874	NA	14,878	3,438	NA
Reciprocal Exchanges Total	283,582	70,042	NA	126,091	53,076	NA	134,709	47,622	NA
Consolidated Total	$2,589,748	$2,135,107	21.3%	$2,186,246	$1,870,024	16.9%	$2,129,810	$1,633,220	30.4%

NOTE: Consolidated Total includes elimination of $(3,590) within Gross Written Premium for Twelve Months Ended December 31, 2015.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating EPS are Non-GAAP financial measures defined by the Company as net income and basic earnings per share excluding after-tax net realized investment gain or loss on securities, other than temporary impairment losses, foreign exchange gain or loss, equity in earnings or losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investment gains or losses), non-cash amortization of intangible assets, and non-cash impairment of goodwill. The Company believes operating earnings and basic and diluted operating EPS are more relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.
(2) Premiums and other receivables, net (NGHC) includes $62,306 and $168,134 from related parties at December 31, 2015 and December 31, 2014, respectively.
(3) Reinsurance recoverable on unpaid losses (NGHC) includes $42,774 and $88,970 from related parties at December 31, 2015 and December 31, 2014, respectively.
(4) Accounts payable and accrued expenses (NGHC) includes $51,755 and $68,096 to related parties at December 31, 2015 and December 31, 2014, respectively.
(5) Notes payable (Reciprocal Exchanges) includes $56,443 and $48,374 owed to related party at December 31, 2015 and December 31, 2014, respectively.
(6) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 105,554,331 shares - December 31, 2015; authorized 150,000,000 shares, issued and outstanding 93,427,382 shares - December 31, 2014.
(7) Preferred stock: $0.01 par value, authorized 10,000,000 shares, issued and outstanding 2,365,000 shares and 2,200,000 shares at December 31, 2015 and December 31, 2014, respectively.
(8) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expenses by net earned premium.
(9) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expense by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.
(10) Operating expense ratio (non-GAAP) is calculated by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income.
(11) Combined ratio (non-GAAP) is calculated by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together.
(12) Operating expense ratio (non-GAAP) before amortization and impairment is calculated by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill.

Investor Contact
Dean Evans
Director of Investor Relations
Phone: 212-380-9462
Email: Dean.Evans@NGIC.com